EXHIBIT 99.1
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                               News Release

                                 LANDAUER

                           For Immediate Release

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               LANDAUER, INC. DECLARES REGULAR CASH DIVIDEND



For Further Information Contact:    James M. O'Connell
                                    Vice President, Treasurer & CFO


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GLENWOOD, ILLINOIS, MARCH 3, 2006 ... LANDAUER, INC. (NYSE: LDR) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.45 per share for the second quarter of fiscal 2006. The dividend will be paid on April 7, 2006 to shareholders of record on March 17, 2006.







Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.






















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         Landauer, Inc.   2 Science Road   Glenwood, IL 60425-1586
        Phone 708.755.7000   Fax 708.755.7011   www.landauerinc.com